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                                                                     Exhibit 23



                         Independent Auditors' Consent



The Board of Directors and Stockholders
MGI PHARMA, INC.:


We consent to incorporation by reference in the Registration Statements (Nos. 2-80845, 2-92340, 2-94654, 33-13785, 33-23098, 33-23099, 33-37254, 33-42341, 33-
65026, 33-65032 and 33-79024) on Form S-8 of MGI PHARMA, INC. of our reports dated February 9, 1996, relating to the consolidated balance sheets of MGI PHARMA, INC. and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations, cash flows, stockholders' equity, and the related financial statement schedule for each of the years in the three-year period ended December 31, 1995, which reports are included in or incorporated by reference in the annual report on Form 10-K of MGI PHARMA, INC.



                                        /s/ KPMG Peat Marwick LLP

                                            KPMG Peat Marwick LLP



Minneapolis, Minnesota
March 22, 1996